Filed Pursuant to Rule 424(b)(2)
Registration No. 333-202840

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated June 21, 2017

AMENDED AND RESTATED PRICING SUPPLEMENT No. 883 dated June     , 2017

(To Product Supplement No. 2 dated March 18, 2015,

Market Measure Supplement dated March 18, 2015,

Prospectus Supplement dated March 18, 2015

and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities
Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020
■	Linked to a Global ETF Basket comprised of the SPDR® S&P 500® ETF Trust (50%); the iShares® Russell 2000 ETF (25%); and the iShares® MSCI EAFE ETF (25%)
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the basket from its starting price to its ending price. The payment at maturity will reflect the following terms:

■ If the value of the basket increases, you will receive the original offering price plus 112% to 120% (to be determined on the pricing date) participation in the upside performance of the basket
■ If the value of the basket decreases but the decrease is not more than 10%, you will be repaid the original offering price
■

If the value of the basket decreases by more than 10%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the basket in excess of 10%

■	Investors may lose up to 90% of the original offering price
■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the basket components or any securities held by the basket components for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $975.42 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $960.42 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-11 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$6.50	$993.50
Total

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Investment Description

The Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the basket of exchange traded funds (the “Basket”) from its starting price to its ending price. The securities provide:

(i)	the possibility of a leveraged return at maturity if the value of the Basket increases from its starting price to its ending price;

(ii)	repayment of principal if, and only if, the ending price of the Basket is not less than the starting price by more than 10%; and

(iii)	exposure to decreases in the value of the Basket if and to the extent the ending price is less than the starting price by more than 10%.

If the ending price is less than the starting price by more than 10%, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following three unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

•

the SPDR® S&P 500® ETF Trust (50%), an exchange traded fund that seeks to track the S&P 500 Index (an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market);

•

the iShares® Russell 2000 ETF (25%), an exchange traded fund that seeks to track the Russell 2000 Index (an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market); and

•

the iShares® MSCI EAFE ETF (25%), an exchange traded fund that seeks to track the MSCI EAFE Index (an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada).

SPDR® and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust (the “SPDR Trust”) or S&P Financial. Neither the SPDR Trust nor S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither the SPDR Trust nor S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the SPDR Trust.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”), iShares Trust or iShares, Inc. None of BTC, BFA, iShares Trust or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA, iShares Trust or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® Russell 2000 ETF and the iShares® MSCI EAFE ETF.

PRS-2

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Investment Description (Continued)

You should read this pricing supplement together with product supplement no. 2 dated March 18, 2015, the market measure supplement dated March 18, 2015, the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 2 dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096508/d890862d424b2.htm

•	Market Measure Supplement dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096591/d890724d424b2.htm

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

PRS-3

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-4

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-5

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Investor Considerations

We have designed the securities for investors who:

■	seek 112% to 120% (to be determined on the pricing date) exposure to the upside performance of the Basket if the ending price is greater than the starting price;

■	desire to limit downside exposure to the Basket through the 10% buffer;

■	understand that if the ending price is less than the starting price by more than 10%, they will receive less, and possibly 90% less, than the original offering price per security at maturity;

■	are willing to forgo interest payments on the securities and dividends on shares of the basket components; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending price of the Basket may decrease by more than 10% from the starting price;

■	seek full return of the original offering price of the securities at stated maturity;

■

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to equity markets, including foreign developed equity markets and the small- and mid-capitalization segments of the United States equity market;

■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-6

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Terms of the Securities

Market Measure:

A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the iShares Russell 2000 ETF (25%); and the iShares MSCI EAFE ETF (25%).

Pricing Date:	June 23, 2017*
Issue Date:	June 28, 2017* (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	The “redemption amount” per security will equal:

	•	if the ending price is greater than the starting price: $1,000 plus;

		$1,000	×	ending price – starting price			× participation rate	;
starting price

	•	if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or

	•	if the ending price is less than the threshold price: $1,000 minus:

				$1,000	×	threshold price – ending price
starting price

If the ending price is less than the threshold price, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity.
Stated Maturity Date:

June 26, 2020*. If the calculation day is postponed for any basket component, the stated maturity date will be the later of (i) June 26, 2020* and (ii) the third business day after the last calculation day as postponed.

Calculation Day:	June 23, 2020* (subject to postponement as described below under “—Postponement of the Calculation Day”).
Starting Price:	The “starting price” is 100.
Ending Price:

The “ending price” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% of the component return of the SPDR S&P 500 ETF Trust; (B) 25% of the component return of the iShares Russell 2000 ETF; and (C) 25% of the component return of the iShares MSCI EAFE ETF.

Component Return:	The “component return” of a basket component will be equal to:
final component price – initial component price initial component price where,
	•	the “initial component price” will be the fund closing price of such basket component on the pricing date; and
	•	the “final component price” will be the fund closing price of such basket component on the calculation day.

*

To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-7

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Terms of the Securities (Continued)

Threshold Price:	90, which is equal to 90% of the starting price.

Participation Rate:	The “participation rate” will be determined on the pricing date and will be within the range of 112% to 120%.

Postponement of the Calculation Day:

Notwithstanding anything to the contrary in the accompanying product supplement, if the originally scheduled calculation day is not a trading day with respect to any basket component, the calculation day for each basket component will be postponed to the next succeeding day that is a trading day with respect to each basket component. The calculation day for a basket component is also subject to postponement due to the occurrence of a market disruption event with respect to that basket component, as described in the accompanying product supplement.

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $6.50 per security. WFS will pay a portion of the agent discount it receives to one or more securities dealers acting as custodian a fee in an amount not in excess of $1.50 per security. In addition, WFS will pay a portion of the agent discount it receives to one of its affiliates as a referral fee in an amount not in excess of $5.00 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to the discount, concession or distribution expense fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986R6T3

PRS-8

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-9

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Hypothetical Payout Profile

The following profile is based on a hypothetical participation rate of 116% (the midpoint of the specified range for the participation rate) and a threshold price equal to 90% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, the actual participation rate and whether you hold your securities to maturity.

PRS-10

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The indices underlying the basket components are sometimes referred to collectively as the “underlying indices” and individually as an “underlying index.”

•

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 90% Less, Than The Original Offering Price Of Your Securities At Stated Maturity. If the ending price is less than the threshold price, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the price of the Basket to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 90% of the starting price. As a result, you may receive less, and possibly 90% less, than the original offering price per security at stated maturity, even if the value of the Basket is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

•

No Periodic Interest Will Be Paid On The Securities. No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.”

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the basket components or any securities held by the basket components for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price. The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

•

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

•

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk consideration. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding

PRS-11

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Selected Risk Considerations (Continued)

any related hedging transactions. Unless the factors described in the next risk consideration change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

•

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the price of the Basket at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities: Basket performance; interest rates; volatility of the Basket; correlation among the basket components; time remaining to maturity; dividend yields on the securities included in the basket components; and currency exchange rates. In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. Because numerous factors are expected to affect the value of the securities, changes in the value of the Basket may not result in a comparable change in the value of the securities.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Basket And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Basket Components. Your return on the securities will not reflect the return you would realize if you actually owned the shares of the basket components because, among other reasons, the redemption amount will be determined by reference only to the closing prices of the shares of the basket components without taking into consideration the value of dividends and other distributions paid on such shares.

•

Historical Prices Of The Basket Components Or The Securities Included In The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Securities.

•	Changes That Affect The Basket Components Or The Underlying Indices May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Underlying Indices.

•

We And Our Affiliates Have No Affiliation With The Sponsors Of The Basket Components Or The Sponsors Of The Underlying Indices And Have Not Independently Verified Their Public Disclosure Of Information.

PRS-12

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Selected Risk Considerations (Continued)

•

Changes In The Value Of The Basket Components May Offset Each Other. Price movements in the basket components may not correlate with each other. Even if the price of a basket component increases, the prices of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending price of the Basket, an increase in the price of a basket component may be moderated, or wholly offset, by a lesser increase or a decline in the prices of the other basket components. This may be particularly the case with the Basket since one of the basket components has a 50% weighting in the Basket.

•

An Investment Linked To The Shares Of The Basket Components Is Different From An Investment Linked To The Underlying Indices. The performance of the shares of a basket component may not exactly replicate the performance of the related underlying index because the basket component may not invest in all of the securities included in the related underlying index and because the basket component will reflect transaction costs and fees that are not included in the calculation of the related underlying index. A basket component may also hold securities or other derivative financial instruments not included in the related underlying index. It is also possible that a basket component may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a basket component are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a basket component may differ from the net asset value per share of such basket component. As a result, the performance of a basket component may not correlate perfectly with the performance of the related underlying index, and the return on the securities based on the performance of the basket components will not be the same as the return on securities based on the performance of the related underlying indices.

•	You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Basket Components.

•	Anti-dilution Adjustments Relating To The Shares Of The Basket Components Do Not Address Every Event That Could Affect Such Shares.

•

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets. The iShares MSCI EAFE ETF includes the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The securities included in the iShares MSCI EAFE ETF may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing prices of such basket components which could, in turn, adversely affect the value of the securities.

PRS-13

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Selected Risk Considerations (Continued)

•

Exchange Rate Movements May Impact The Value Of The Securities. The securities will be denominated in U.S. dollars. Since the value of securities included in the iShares MSCI EAFE ETF is quoted in a currency other than U.S. dollars and, as per such basket components, is converted into U.S. dollars, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

•

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization. The stocks that constitute the Russell 2000 Index and that are held by the iShares Russell 2000 ETF are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the price of the iShares Russell 2000 ETF may be more volatile than that of an equity ETF that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

•

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed. The calculation day with respect to a basket component will be postponed if the originally scheduled calculation day is not a trading day with respect to any basket component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that basket component on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last calculation day as postponed.

•

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests. You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing prices of the basket components on the calculation day and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on the scheduled calculation day, which may result in postponement of the calculation day with respect to that basket component; determining the fund closing price of a basket component if the calculation day is postponed with respect to that basket component to the last day to which it may be postponed and a market disruption event occurs on that day; adjusting the adjustment factor and other terms of the securities in certain circumstances; if a basket component undergoes a liquidation event, selecting a successor basket component or, if no successor basket component is available, determining the fund closing price of such basket component; and determining whether to adjust the fund closing price of a basket component on the calculation day in the event of certain changes in or modifications to such basket component or its underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which

PRS-14

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Selected Risk Considerations (Continued)

involved discretionary judgments by WFS, as described under “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the basket components. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a basket component or its underlying index or the companies whose securities are included in a basket component or its underlying index (such research reports referred to as research reports relating to a basket component). This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to a basket component could adversely affect the price of that basket component and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the basket components from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to a basket component published on or prior to the pricing date could result in an increase in the price of that basket component on the pricing date, which would adversely affect investors in the securities by increasing the prices at which the basket components must close on the calculation day in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket components may adversely affect the prices of the basket components. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket components or the underlying indices, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the prices of the basket components and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the basket components or the underlying indices. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the basket components, securities included in the basket components or the underlying indices or listed or over-the-counter derivative or synthetic instruments related to the basket components or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the basket components or any of the securities included in the basket components or the underlying indices, or derivative or synthetic instruments related to the basket components or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the basket components or the underlying indices. These hedging activities could potentially adversely affect the prices of the shares of the basket components and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the basket components or the securities included in the basket components or the underlying indices and other instruments relating to the basket components or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of the basket components and, therefore, adversely affect the value of and your return on the securities.

PRS-15

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Selected Risk Considerations (Continued)

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to the concession and/or distribution expense fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

•

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

Furthermore, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations providing a general exemption for financial instruments issued in 2017 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-16

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Hypothetical Returns

The following table illustrates, for a hypothetical participation rate of 116% (the midpoint of the specified range for the participation rate) and a range of hypothetical ending prices of the Basket:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,870.00	87.00%	22.01%
150.00	50.00%	$1,580.00	58.00%	15.86%
140.00	40.00%	$1,464.00	46.40%	13.13%
130.00	30.00%	$1,348.00	34.80%	10.22%
120.00	20.00%	$1,232.00	23.20%	7.08%
110.00	10.00%	$1,116.00	11.60%	3.70%
105.00	5.00%	$1,058.00	5.80%	1.89%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
89.00	-11.00%	$990.00	-1.00%	-0.34%
80.00	-20.00%	$900.00	-10.00%	-3.48%
70.00	-30.00%	$800.00	-20.00%	-7.31%
50.00	-50.00%	$600.00	-40.00%	-16.34%
25.00	-75.00%	$350.00	-65.00%	-32.13%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting price.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual ending price and the actual participation rate.

PRS-17

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Hypothetical Payments at Stated Maturity

Set forth below are three examples of payment at stated maturity calculations, reflecting a hypothetical participation rate of 116% (the midpoint of the specified range for the participation rate) and assuming component returns as indicated in the examples. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Redemption amount is greater than the original offering price:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF
Initial Component Price	$243.01	$139.80	$65.07
Final Component Price	$291.61	$173.35	$75.48
Component Return	20.00%	24.00%	16.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × 20.00%) + (25% × 24.00%) + (25% × 16.00%)] = 120.00

Since the hypothetical ending price is greater than the starting price, the redemption amount would equal:

$1,000 +	$1,000 ×	120.00 – 100.00	× 116%	= $1,232.00
100.00

On the stated maturity date you would receive $1,232.00 per security.

Example 2. Redemption amount is equal to the original offering price:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF
Initial Component Price	$243.01	$139.80	$65.07
Final Component Price	$145.81	$188.73	$81.34
Component Return	-40.00%	35.00%	25.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × -40.00%) + (25% × 35.00%) + (25% × 25.00%)] = 95.00

In this example, the 40.00% decrease in the SPDR S&P 500 ETF Trust has a significant impact on the ending price notwithstanding the percentage increases in the other basket components due to the 50% weighting of the SPDR S&P 500 ETF Trust.

Since the hypothetical ending price is less than the starting price, but not by more than 10%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000.00 per security.

PRS-18

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Hypothetical Payments at Stated Maturity (Continued)

Example 3. Redemption amount is less than the original offering price:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF
Initial Component Price	$243.01	$139.80	$65.07
Final Component Price	$85.05	$90.87	$42.30
Component Return	-65.00%	-35.00%	-35.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × -65.00%) + (25% × -35.00%) + (25% × -35.00%)] = 50.00

Since the hypothetical ending price is less than the starting price by more than 10%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 -	$1,000 ×	90.00 – 50.00	= $600.00
100.00

On the stated maturity date you would receive $600.00 per security.

To the extent that the component returns, ending price and participation rate differ from the values assumed above, the results indicated above would be different.

PRS-19

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

Hypothetical Historical Performance of the Basket

The Basket will represent a weighted portfolio of the following three basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the iShares Russell 2000 ETF (25%); and the iShares MSCI EAFE ETF (25%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “The SPDR S&P 500 ETF Trust,” “The iShares Russell 2000 ETF” and “The iShares MSCI EAFE ETF.” The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2007 to June 20, 2017 assuming that the Basket was constructed on January 1, 2007 with a starting price of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-20

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

The SPDR S&P 500 ETF Trust

The SPDR S&P 500 ETF Trust is an exchange traded fund that seeks to track the S&P 500 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the SPDR S&P 500 ETF Trust and the S&P 500 Index. In addition to the criteria for addition to the S&P 500 Index set forth in the accompanying market measure supplement, a company must have a primary listing to its common stock on the NYSE, NYSE Arca, NYSE MKT, NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Bats BZX, Bats BYX, Bats EDGA or Bats EDGX. Companies included in the S&P 500 Index must have a market capitalization of $6.1 billion or more (an increase from the previous market capitalization requirement of $5.3 billion or more). See “Description of Exchange Traded Funds—The SPDR® S&P 500 ETF Trust” in the accompanying market measure supplement for additional information about the SPDR S&P 500 ETF Trust.

Historical Information

We obtained the closing prices of the SPDR S&P 500 ETF Trust listed below from Bloomberg without independent verification.

The following graph sets forth daily closing prices of the SPDR S&P 500 ETF Trust for the period from January 1, 2007 to June 20, 2017. The closing price on June 20, 2017 was $243.01. The historical performance of the SPDR S&P 500 ETF Trust should not be taken as an indication of the future performance of the SPDR S&P 500 ETF Trust during the term of the securities.

PRS-21

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

The SPDR S&P 500 ETF Trust (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the SPDR S&P 500 ETF Trust for each quarter in the period from January 1, 2007 through March 31, 2017 and for the period from April 1, 2017 to June 20, 2017.

	High	Low	Last
2007
First Quarter	$146.04	$137.35	$142.00
Second Quarter	$154.10	$142.16	$150.43
Third Quarter	$155.07	$141.04	$152.58
Fourth Quarter	$156.48	$140.95	$146.21
2008
First Quarter	$144.93	$128.00	$131.97
Second Quarter	$143.05	$127.53	$127.98
Third Quarter	$130.71	$111.38	$115.99
Fourth Quarter	$116.06	$75.45	$90.24
2009
First Quarter	$93.47	$68.11	$79.52
Second Quarter	$95.08	$81.06	$91.95
Third Quarter	$107.32	$87.96	$105.59
Fourth Quarter	$112.72	$102.49	$111.44
2010
First Quarter	$117.41	$105.89	$117.00
Second Quarter	$121.81	$103.22	$103.22
Third Quarter	$114.82	$102.20	$114.13
Fourth Quarter	$125.92	$113.75	$125.75
2011
First Quarter	$134.53	$126.18	$132.59
Second Quarter	$136.43	$126.81	$131.97
Third Quarter	$135.36	$112.26	$113.15
Fourth Quarter	$128.63	$109.93	$125.50
2012
First Quarter	$141.61	$127.50	$140.81
Second Quarter	$141.84	$128.10	$136.11
Third Quarter	$147.24	$133.51	$143.97
Fourth Quarter	$146.20	$135.70	$142.41
2013
First Quarter	$156.73	$145.55	$156.67
Second Quarter	$167.17	$154.14	$160.42
Third Quarter	$173.05	$161.21	$168.01
Fourth Quarter	$184.69	$165.48	$184.69
2014
First Quarter	$188.26	$174.17	$187.01
Second Quarter	$196.48	$181.51	$195.72
Third Quarter	$201.82	$191.03	$197.02
Fourth Quarter	$208.72	$186.27	$205.54
2015
First Quarter	$211.99	$199.02	$206.43
Second Quarter	$213.50	$205.42	$205.85
Third Quarter	$212.59	$187.27	$191.63
Fourth Quarter	$211.00	$192.13	$203.87
2016
First Quarter	$206.02	$182.86	$205.52
Second Quarter	$212.37	$199.60	$209.48
Third Quarter	$219.09	$208.41	$216.30
Fourth Quarter	$227.76	$208.55	$223.53
2017
First Quarter	$239.78	$225.24	$235.74
April 1, 2017 to June 20, 2017	$244.66	$232.51	$243.01

PRS-22

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

The iShares Russell 2000 ETF

The iShares Russell 2000 ETF is an exchange traded fund that seeks to track the Russell 2000 Index, an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market. See “Description of Exchange Traded Funds—The iShares® Russell 2000 ETF” in the accompanying market measure supplement for additional information about the iShares Russell 2000 ETF.

Historical Information

We obtained the closing prices of the iShares Russell 2000 ETF listed below from Bloomberg without independent verification.

The following graph sets forth daily closing prices of the iShares Russell 2000 ETF for the period from January 1, 2007 to June 20, 2017. The closing price on June 20, 2017 was $139.80. The historical performance of the iShares Russell 2000 ETF should not be taken as an indication of the future performance of the iShares Russell 2000 ETF during the term of the securities.

PRS-23

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

The iShares Russell 2000 ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares Russell 2000 ETF for each quarter in the period from January 1, 2007 through March 31, 2017 and for the period from April 1, 2017 to June 20, 2017.

	High	Low	Last
2007
First Quarter	$82.39	$75.17	$79.51
Second Quarter	$84.79	$79.75	$82.96
Third Quarter	$85.74	$75.20	$80.04
Fourth Quarter	$84.18	$73.02	$75.92
2008
First Quarter	$75.16	$64.50	$68.29
Second Quarter	$76.20	$68.53	$69.05
Third Quarter	$75.30	$65.05	$68.00
Fourth Quarter	$67.02	$38.53	$49.24
2009
First Quarter	$51.25	$34.39	$42.05
Second Quarter	$53.20	$42.78	$51.08
Third Quarter	$62.02	$47.87	$60.24
Fourth Quarter	$63.36	$56.22	$62.44
2010
First Quarter	$69.23	$58.68	$67.80
Second Quarter	$74.13	$61.12	$61.12
Third Quarter	$67.67	$59.04	$67.50
Fourth Quarter	$79.20	$66.94	$78.24
2011
First Quarter	$84.17	$77.19	$84.17
Second Quarter	$86.39	$77.78	$82.80
Third Quarter	$85.65	$64.30	$64.30
Fourth Quarter	$76.42	$60.99	$73.75
2012
First Quarter	$84.40	$74.56	$82.81
Second Quarter	$83.83	$73.65	$79.56
Third Quarter	$86.40	$76.65	$83.44
Fourth Quarter	$84.66	$76.84	$84.32
2013
First Quarter	$94.80	$86.60	$94.43
Second Quarter	$99.51	$89.58	$97.00
Third Quarter	$107.09	$98.08	$106.61
Fourth Quarter	$115.36	$103.64	$115.36
2014
First Quarter	$119.83	$108.65	$116.34
Second Quarter	$118.81	$108.88	$118.81
Third Quarter	$120.02	$109.35	$109.35
Fourth Quarter	$121.05	$104.32	$119.62
2015
First Quarter	$125.99	$114.83	$124.37
Second Quarter	$129.01	$120.85	$124.86
Third Quarter	$126.31	$107.53	$109.20
Fourth Quarter	$119.89	$109.01	$112.62
2016
First Quarter	$110.63	$94.79	$110.63
Second Quarter	$118.43	$108.68	$114.98
Third Quarter	$125.70	$113.69	$124.21
Fourth Quarter	$138.31	$115.00	$134.85
2017
First Quarter	$140.36	$133.75	$137.48
April 1, 2017 to June 20, 2017	$142.10	$133.72	$139.80

PRS-24

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

The iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the MSCI EAFE Index, an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada. See “Description of Exchange Traded Funds—The iShares® MSCI EAFE ETF” in the accompanying market measure supplement for additional information about the iShares MSCI EAFE ETF.

MSCI, Inc. has announced that, effective with the November 2015 semi-annual index review, companies traded outside of their country of classification (i.e., “foreign listed companies”) will become eligible for inclusion in the component country indices included in the MSCI EAFE Index. In order for a component country index to be eligible to include foreign listed companies, it must meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant component country index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index (an index that measures equity performance in both the developed and emerging markets). In connection with the November 2015 semi-annual index review, three of the component country indices included in the MSCI EAFE Index, the MSCI Hong Kong Index, the MSCI Israel Index and the MSCI Netherlands Index, became eligible to include foreign listed companies. The newly eligible foreign listed securities were added at half their free float-adjusted market capitalization as part of the November 2015 semi-annual index review, and their remaining free float-adjusted market capitalization were added as part of the May 2016 semi-annual index review.

The information about the MSCI EAFE Index contained herein updates the information included in the accompanying market measure supplement. See “Description of Equity Indices—The MSCI EAFE® Index” in the accompanying market measure supplement for additional information about the MSCI EAFE Index.

Historical Information

We obtained the closing prices of the iShares MSCI EAFE ETF listed below from Bloomberg without independent verification.

The following graph sets forth daily closing prices of the iShares MSCI EAFE ETF for the period from January 1, 2007 to June 20, 2017. The closing price on June 20, 2017 was $65.07. The historical performance of the iShares MSCI EAFE ETF should not be taken as an indication of the future performance of the iShares MSCI EAFE ETF during the term of the securities.

PRS-25

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

The iShares MSCI EAFE ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares MSCI EAFE ETF for each quarter in the period from January 1, 2007 through March 31, 2017 and for the period from April 1, 2017 to June 20, 2017.

	High	Low	Last
2007
First Quarter	$76.72	$70.90	$76.26
Second Quarter	$81.78	$76.50	$80.77
Third Quarter	$83.62	$73.94	$82.59
Fourth Quarter	$86.10	$78.24	$78.50
2008
First Quarter	$78.35	$68.34	$71.90
Second Quarter	$78.52	$68.08	$68.67
Third Quarter	$68.00	$53.08	$56.30
Fourth Quarter	$55.88	$35.73	$44.86
2009
First Quarter	$45.44	$31.70	$37.59
Second Quarter	$49.04	$38.57	$45.81
Third Quarter	$55.81	$44.01	$54.68
Fourth Quarter	$57.28	$52.66	$55.28
2010
First Quarter	$57.96	$50.46	$55.98
Second Quarter	$58.04	$46.29	$46.51
Third Quarter	$55.42	$47.09	$54.92
Fourth Quarter	$59.46	$54.26	$58.22
2011
First Quarter	$61.92	$55.29	$60.08
Second Quarter	$63.87	$57.10	$60.14
Third Quarter	$60.80	$46.66	$47.78
Fourth Quarter	$55.57	$46.45	$49.53
2012
First Quarter	$55.80	$49.15	$54.89
Second Quarter	$55.53	$46.55	$49.96
Third Quarter	$55.15	$47.62	$53.00
Fourth Quarter	$56.86	$51.95	$56.86
2013
First Quarter	$59.87	$56.90	$58.98
Second Quarter	$63.53	$57.03	$57.30
Third Quarter	$65.05	$57.55	$63.80
Fourth Quarter	$67.10	$62.70	$67.10
2014
First Quarter	$68.03	$62.31	$67.20
Second Quarter	$70.67	$66.26	$68.37
Third Quarter	$69.22	$64.12	$64.12
Fourth Quarter	$64.51	$59.53	$60.84
2015
First Quarter	$65.99	$58.48	$64.17
Second Quarter	$68.42	$63.49	$63.49
Third Quarter	$65.46	$56.25	$57.32
Fourth Quarter	$62.06	$57.50	$58.72
2016
First Quarter	$57.82	$51.38	$57.16
Second Quarter	$59.87	$52.63	$55.82
Third Quarter	$59.86	$54.42	$59.13
Fourth Quarter	$59.20	$56.20	$57.73
2017
First Quarter	$62.60	$58.09	$62.29
April 1, 2017 to June 20, 2017	$67.22	$61.44	$65.07

PRS-26

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” in the accompanying product supplement and “Selected Risk Considerations” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.
•

Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the shares of the basket components. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased shares of the basket components with a value equal to the amount you paid to acquire your securities and subsequently sold those shares for their fair market value at the time your securities are sold, exchanged or retired (which would reflect the percentage increase, without regard to the participation rate, in the value of the shares of the basket components over the term of the securities). Alternatively, the “net underlying long-term capital gain” could be calculated using a number of shares of the basket components that reflects the participation rate used to calculate the payment that you will receive on your securities. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Subject to the discussion below, if you are a non-U.S. holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed in the section of the accompanying product supplement entitled “United States Federal Tax Considerations—FATCA Legislation,” withholding under legislation commonly referred to as “FATCA” might (if the securities were recharacterized as debt instruments) apply to amounts treated as interest or dividend equivalents paid with respect to the securities. However, under an IRS notice, withholding under FATCA will apply to the payment of gross proceeds (other than any amount treated as interest) only with respect to a disposition of the securities after December 31, 2018. You should consult your tax adviser regarding the potential application of FATCA to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership”

PRS-27

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Global ETF Basket due June 26, 2020

United States Federal Tax Considerations (Continued)

regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations exempt financial instruments issued in 2017 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-28